bicara.com 116 Huntington Ave. Ste. 703 info@bicara.com Boston, MA 02116 May 7, 2026 By E-Mail David Raben 5558 S. Hillside Street Greenwood, CO 80111 Dear David: This letter confirms your separation from employment and proposes an agreement between Bicara Therapeutics Inc., its existing or future parents, subsidiaries, or affiliated corporations or entities and any division of any of them, as well as any of their successors or assigns (collectively the “Company”) and you. The Company and you are collectively referred to as the “Parties.” Your employment with the Company shall end effective May 7, 2026 (the “Separation Date”). As of the Separation Date, you will not be authorized to enter into any agreements or otherwise perform any work on behalf of the Company except as specifically requested and authorized by the Company. Specifically, during this period of time, the Company reserves the right to utilize your services to assist in the transition of your responsibilities on an as-needed basis to be determined within the Company’s sole discretion. The Company shall pay you for all time worked through the Separation Date, regardless of whether you enter into the agreement proposed below. To the extent you receive medical, dental and/or vision insurance coverage as of the Separation Date, you shall continue to receive those benefits through the last day of the month in which the Separation Date falls. To continue your coverage beyond that date, you must elect COBRA continuation coverage. Such COBRA continuation coverage will be at your own expense, unless otherwise provided herein. Your rights and obligations under COBRA are explained in a separate letter to you. Your eligibility to participate in any other employee benefit plans and programs of the Company ceases on or after the end of your employment in accordance with applicable benefit plan or program terms and practices. You are expected to return all Company property in your possession, if any, to Pauline Dufresne, the Company’s Chief People Officer. Additionally, please note that to the extent you signed an Invention Assignment, Non-Disclosure, and Business Protection Agreement and/or another similar agreement at the time of your hire or during the course of your employment with the Company, such agreements remain in effect, and you remain bound by the post-termination restrictions contained therein.

bicara.com 116 Huntington Ave. Ste. 703 info@bicara.com Boston, MA 02116 The remainder of this letter proposes an agreement (the “Agreement”) between you and the Company. In order to accept this Agreement, and receive the severance benefits described below, you are required to sign and not revoke, the Agreement within the time period provided for below. With those understandings, you and the Company agree as follows: 1. Severance Benefits (a) Severance Pay. In consideration of the terms and conditions set forth in this Agreement, the Company will pay you severance pay (“Severance Pay”) consisting of salary continuation of twelve (12) months of salary based on your final base pay rate of $530,000 per year, less tax- related deductions and withholdings. For the avoidance of doubt, the Severance Pay shall not be subject to mitigation, offset, or reduction on account of, and shall not be affected by, any compensation, benefits, or other amounts you may earn or receive from any subsequent employment, consulting, or self-employment, and you shall have no obligation to seek or accept other employment in order to receive the Severance Pay. The Company shall pay you Severance Pay on its regular payroll dates applicable to your position with the Company, provided that the Company is not obligated to make any such severance payments to you before the Effective Date. If the Company does not make one or more payments of Severance Pay on a regular payroll date because this Agreement has not yet become effective, the Company shall make all such payments by the first regular payroll date occurring at least five (5) business days after the Effective Date but no later than within 60 days after the Separation Date. You acknowledge that the Severance Pay described in this Paragraph is compensation to which you would not otherwise be entitled, except under the terms of this Agreement. The Company shall undertake to make deductions, withholdings, and tax reports with respect to the Severance Pay to the extent that it reasonably and in good faith determines that it is legally required to make such deductions, withholdings, and tax reports. Payment under this Agreement shall be in amounts net of any such deductions and withholdings. (b) Health Benefits. To the extent you receive medical, dental and/or vision insurance coverage as of the Separation Date, your rights and obligations under COBRA are explained in a separate letter to you describing your medical, dental and/or vision insurance continuation rights under COBRA. To continue your medical, dental and/or vision insurance coverage, you must elect COBRA continuation coverage. If you elect COBRA continuation coverage and provided that you and, where applicable, your beneficiaries remain eligible for COBRA continuation coverage, the Company shall continue to pay for medical, dental and/or vision insurance premiums for coverage of you and, where applicable, your COBRA-eligible beneficiaries to the same extent as if you had remained employed during the COBRA Premium Period. You will be responsible for the remaining portion of such coverage as if you remained employed. For purposes of this Agreement, the COBRA Premium Period shall be the period starting on the Separation Date and ending on the earliest to occur of: (i) May 30, 2027; (ii) the date you become eligible for group health insurance coverage through a new employer; or (iii) the date you cease to be eligible for COBRA

bicara.com 116 Huntington Ave. Ste. 703 info@bicara.com Boston, MA 02116 continuation coverage for any reason, including plan termination. In the event you become covered under another employer’s group health plan or otherwise cease to be eligible for COBRA during the COBRA Premium Period, you must immediately notify the Company in writing of such event. You hereby authorize the deduction of the portion for which you are responsible from your Severance Pay. If you elect COBRA continuation coverage, you may continue coverage for yourself and any beneficiaries after the end of the COBRA Premium Period at your own expense for the remainder of the COBRA period, to the extent you, and they, remain eligible. (c) No Other Pay or Benefits; Sufficiency of Consideration. Except as specifically set forth in this Agreement, you acknowledge that you are not entitled to any other wages, salary, vacation pay or paid time off pay, sick leave pay, bonuses, incentive awards, commissions, benefits, stock, restricted stock units, stock options, or any other compensation of any kind (including but not limited to that set forth in your Amended and Restated Employment Agreement with an Effective Date of September 16, 2024), except as required by law. For the avoidance of doubt, nothing in this Paragraph 1(c) or elsewhere in this Agreement shall limit, impair, or release any right of yours to (i) indemnification, advancement of expenses, or contribution under the Company’s certificate of incorporation, bylaws, any separate indemnification agreement between you and the Company, or applicable corporate law; or (ii) any rights expressly preserved under this Agreement. You further acknowledge that the Severance Pay described above is in excess of any earned wages and any other amounts due and owing to you and is good and valuable consideration for the general release of claims and the other covenants and terms in this Agreement. (d) Equity. Your rights and obligations with respect to any options or other equity incentive, including but not limited to vesting and forfeiture, remain subject to the terms and conditions of the applicable award, equity incentive plan(s) of the Company and the applicable award agreement(s). For the avoidance of doubt, Executive’s transition from employee to independent contractor shall not be deemed a termination of service for purposes of the vesting of the equity awards described above, and such awards shall continue to be governed by the terms and conditions of the applicable equity plan and award agreements. (e) Expense Reimbursement. In addition, you agree that as soon as practicable, but in no event later than ten (10) business days from the Separation Date, you must submit your final expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement, and, in accordance with Company policy, reasonable substantiation and documentation for the same. The Company will reimburse you for your authorized and documented expenses pursuant to Company policy. 2. Tax Treatment The Company shall undertake to make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement to the extent that it reasonably and in good faith

bicara.com 116 Huntington Ave. Ste. 703 info@bicara.com Boston, MA 02116 determines that it is required to make such deductions, withholdings and tax reports. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate you for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit. You are and shall be solely responsible for your share of any federal, state and local taxes that may be owed by you by virtue of the receipt of any portion of the monetary payment provided under this Agreement, other than any employer-side taxes, withholding obligations, or reporting obligations of the Company. You agree to indemnify and hold the Company harmless from any and all liability, including, without limitation, all penalties, interest and other costs that may be imposed by the Internal Revenue Service or other governmental agencies regarding any tax obligations that may arise from the monetary consideration made to you under this Agreement; provided however, that notwithstanding the foregoing, you shall not be responsible for, and shall have no obligation to indemnify the Company in respect of, any taxes, penalties, interest, or other amounts arising out of the Company’s failure to timely or correctly withhold, deposit, or report taxes as required by applicable law, or arising out of the Company’s structuring of any payment under this Agreement in a manner that fails to comply with, or qualify for an exemption from, Section 409A of the Internal Revenue Code. 3. Non-Contesting of Unemployment Benefits You are free to seek unemployment benefits. To the extent allowed by law, the Company shall not contest any claim by you for unemployment insurance benefits. The Company will provide information to the state unemployment agency to the extent it is legally required to do so, and the information that will be provided will be truthful. You understand, however, that your entitlement to unemployment insurance benefits shall be determined solely by the state unemployment agency and that the Company cannot guarantee that you will receive such benefits. Nothing in this Agreement shall be understood to require the Company to make any false statement to any governmental agency. 4. General Release of Claims Upon execution and effectuation of this Agreement, you hereby release and forever discharge Bicara Therapeutics Inc., and each of its divisions, affiliates, subsidiaries, operating companies, parent companies, and the respective officers, directors, employees, supervisors, managers, insurers, reinsurers, predecessors, successors, assigns, attorneys, agents, representatives, affiliates, and anyone or thing acting on the behalf of each of them (collectively, the “Released Parties”) from any and all causes of action, lawsuits, proceedings, complaints, charges, debts, contracts, judgments, damages, claims, and attorneys’ fees against the Released Parties, whether known or unknown, which you ever had, now have or which you or your heirs, executors, administrators, successors or assigns may have had prior to the date this Agreement is signed by you, including, without limitation, those due to any matter whatsoever relating to your employment, compensation, benefits, and/or termination of your employment with the Company or any of the Released Parties (collectively, the “Released Claims”). The Released Claims include, but are not

bicara.com 116 Huntington Ave. Ste. 703 info@bicara.com Boston, MA 02116 limited to, any claim that any of the Released Parties violated: Title VII of the Civil Rights Act of 1964 (42 U.S.C. §§ 2000e, et seq.), the Americans with Disabilities Act (42 U.S.C. §§ 12101, et seq.), the Age Discrimination in Employment Act (including, without limitation, the Older Workers’ Benefit Protection Act (“OWBPA”)) (29 U.S.C. §§ 623, et seq.) (the “ADEA”), the Immigration Reform Control Act of 1986 (8 U.S.C. §§ 1101 et seq.), Section 503 of the Rehabilitation Act of 1973 (29 U.S.C. §§ 701, et seq.), the Civil Rights Act of 1966 (42 U.S.C. § 1981), the Consolidated Omnibus Budget Reconciliation Act of 1985 (42 U.S.C. § 1395(c)), the Employee Retirement Income Security Act (29 U.S.C. §§ 1132 (a)(1)(B), et seq.), the federal Workers Adjustment and Retraining Notification Act (29 U.S.C. §§ 2101 et seq.), Sarbanes-Oxley Act of 2002 (Public Law 107-204, including whistleblowing claims under 18 U.S.C. §§ 1514A and 1513(e)), the Family and Medical Leave Act (29 U.S.C. §§ 2601 et seq.), the Fair Labor Standards Act (29 U.S.C. §§ 201 et seq.), the Fair Credit Reporting Act (15 U.S.C. §§ 1681 et seq.), the Massachusetts Fair Employment Practices Act (M.G.L. 151B, §§ 1 et seq.), the Massachusetts Civil Rights Act (M.G.L. c. 12 §§ 11H and 11I), the Massachusetts Equal Rights Act (M.G.L. c. 93, § 102 and M.G.L. c. 214, § 1C), the Massachusetts Labor and Industries Act (M.G.L. c. 149, § 1 et seq.), the Massachusetts Equal Pay Act (M.G.L. c. 149, § 105A), the Massachusetts Wage Act (M.G.L. c. 149 §§ 148 et seq.), the Massachusetts Fair Wages Statute (M.G.L. c. 151 §§ 1 et seq.), the Massachusetts Independent Contractor Statute (M.G.L. c. 149 § 148B), the Massachusetts State Overtime Laws (M.G.L. c. 151 §§ 1A et seq.), the Massachusetts Pay Transparency Act (M.G.L. c. 149, §§ 105E-105F), the Massachusetts Earned Sick Time Law (M.G.L. c. 149 § 148C), the Massachusetts Privacy Act (M.G.L. c. 214, §1B), the Massachusetts Small Necessities Leave Act, M.G.L. c. 149, § 52D, the Massachusetts Parental Leave Act (M.G.L. c. 149, § 105D), the Massachusetts Paid Family and Medical Leave law (M.G.L. c. 148, §175M), the Colorado Anti-Discrimination Act (Colo. Rev. Stat. Ann. §§ 24-34-401 to 24-34-406), the Colorado Workplace Accommodations for Nursing Mothers Act (Colo. Rev. Stat. Ann. §§ 8-13.5- 101 to 8-13.5-104), the Colorado Pregnant Workers Fairness Act (Colo. Rev. Stat. § 24-34-402.3), the Colorado Lawful Off-Duty Activities Statute (Colo. Rev. Stat. Ann. § 24-34-402.5), the Colorado Personnel Files Employee Inspection Right Statute (Colo. Rev. Stat. § 8-2-129), the Colorado Labor Peace Act (Colo. Rev. Stat. Ann. §§ 8-3-101 to 8-3-123), the Colorado Labor Relations Act (Colo. Rev. Stat. Ann. §§ 8-2-101 to 8-2-206), the Colorado Equal Pay for Equal Work Act (Colo. Rev. Stat. §§ 8-5-101 et seq.), the Colorado Minimum Wage Order (7 Colo. Code Regs. §§ 1103-1:1 to 1103-1:8), the Colorado Genetic Information Non-Disclosure Act (Colo. Rev. Stat. § 10-3-1104.6), the Colorado Healthy Families and Workplaces Act (Colo. Rev. Stat. §§ 8- 13.3-401 to 8-13.3-418), the Colorado Paid Family and Medical Leave Insurance Act (Colo. Rev. Stat. §§ 8-13.3-501 to 8-13.3-524), and other statutes and the common law of the state of Colorado, all as amended; any claim that any of the Released Parties violated any other federal, state or local statute, law, regulation or ordinance; any public policy, contract, tort or common law claim (including with respect to your Amended and Restated Employment Agreement with an Effective Date of September 16, 2024); any claim of unlawful discrimination, retaliation or discharge of any kind; and any claim for damages or remedies of any sort, including without limitation

bicara.com 116 Huntington Ave. Ste. 703 info@bicara.com Boston, MA 02116 compensatory damages, punitive damages, injunctive relief, attorney’s fees, costs, or other expenses incurred in these matters. You specifically acknowledge that, upon your execution of this Agreement, you have been properly paid for all time worked and are unaware of any facts that would support a claim by you against any of the Released Parties for any claim of unpaid wages or overtime or any other violation of the Fair Labor Standards Act and/or applicable state or local wage and hour laws. For the avoidance of doubt, you specifically understand and agree that this general release of claims includes, without limitation, a release of any and all claims for alleged wages due, overtime or other compensation or payment including any claim for treble damages, attorneys’ fees and costs pursuant to the Massachusetts Wage Act and State Overtime Law, M.G.L. c. 149, §§ 148, 150 et seq. and M.G.L. c. 151, §§ 1A et seq., the Colorado Minimum Wage Order, 7 Colo. Code Regs. §§ 1103-1:1 to 1103-1:8, and/or any applicable federal, state or local wage and hour laws. Notwithstanding the foregoing, this release does not include any rights that you cannot lawfully waive, and will not release any rights you have to: (a) defense and indemnification from the Company or its insurers for actions taken by you in the course and scope of your employment with the Company; (b) claims, actions, or rights arising under or to enforce the terms of this Agreement; (c) vested benefits under any retirement or pension plan and/or deferred compensation plan, and (d) any obligation on the part of the Company set forth in this Agreement; (e) any right to indemnification, contribution, advancement of expenses, or similar rights under the Company’s certificate of incorporation, bylaws, any separate indemnification agreement between you and the Company; and (f) any right to coverage under any directors’ and officers’ liability insurance policy maintained by the Company. Furthermore, nothing in the Agreement, including this General Release of Claims, shall affect any claims under the Colorado Employment Security Act (Colo. Rev. Stat. Ann. §§ 8-70-101 to 8-82-105), or the Colorado Wage Payment Act (Colo. Rev. Stat. Ann. §§ 8-4-101 to 8-4-123). 5. Covenant Not to Sue and Non-Interference You affirm that you have not filed nor caused to be filed any claim against any of the Released Parties, nor are you presently a party to any claim against any of the Released Parties. You further agree not to initiate or file, or cause to be initiated or filed, any action, lawsuit, complaint, arbitration proceeding, or other proceeding asserting any of the released claims against any of the Released Parties. You further agree not to affirmatively become a member of any class or collective action in any court or in any arbitration proceeding seeking relief against any of the Released Parties based on claims released by this Agreement, and that even if a court or arbitrator rules that you may not waive a claim released by this Agreement, you will not accept any money damages or other relief. Nothing in this Agreement is intended to or shall interfere with your right to file a charge or participate or cooperate in an investigation or proceeding with the United States Equal

bicara.com 116 Huntington Ave. Ste. 703 info@bicara.com Boston, MA 02116 Employment Opportunity Commission (the “EEOC”) or comparable state or local agencies. These agencies have authority to carry out their statutory duties by investigating a charge, issuing a determination, filing a lawsuit, or taking any other action authorized by law. You retain the right to participate in any such action and retain the right to communicate with the EEOC and comparable state or local agencies and such communication shall not be limited by any provision in this Agreement, including without limitation, the non-disparagement, confidentiality and future cooperation provisions herein. Nothing in this Agreement, including without limitation the confidentiality and non-disparagement provisions, limits or affects your right to disclose or discuss any sexual assault dispute or sexual harassment dispute (as those terms are defined in 42 U.S.C. § 19402) that occurs after the Effective Date of this Agreement. Nothing in this Agreement shall be construed to limit your ability, without prior authorization from or notification to the Company, to engage in any activity or conduct protected by Section 7 or any other provision of the National Labor Relations Act, such as by way of examples, from filing an unfair labor practice charge, assisting other employees in doing so, assisting in the investigative process of the National Labor Relations Board, and discussing terms and conditions of employment with others; to report possible violations of federal, state, or local law or regulation to any government agency or entity, including but not limited, to the extent applicable, to the Occupational Safety and Health Administration, the Department of Justice, the Securities and Exchange Commission (the “SEC”), the Congress, and/or any agency Inspector General, or make other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation; or to communicate directly with, respond to any inquiry from, or provide testimony before, to the extent applicable, the SEC, the Financial Industry Regulatory Authority, any other self-regulatory organization, or any other federal, state, or local regulatory authority, regarding this Agreement or its underlying facts or circumstances. You also understand and acknowledge that, by signing this Agreement, you have completely waived your right to receive any individual relief, including monetary damages, in connection with any such claim, charge, complaint, investigation, or proceeding covered by this Paragraph, and if you are awarded individual relief and/or monetary damages, you hereby unconditionally assign to the Company, and agree to undertake any and all measures necessary to effectuate such assignment of, any right or interest you may have to receive such individual relief and/or monetary damages. Notwithstanding the foregoing, this Agreement does not limit your right to receive an award for information provided to the SEC or to any other government agency where such a waiver is prohibited. This covenant not to sue does not apply to any claim or action by you to enforce this Agreement or to challenge the knowing and voluntary nature of the release of claims under the ADEA. For the avoidance of doubt, nothing in this Agreement prevents you from discussing or disclosing the underlying facts of any alleged discriminatory or unfair employment practice (1) including disclosing the existence and terms of a settlement agreement, to immediate family members, religious advisors, medical or mental health providers, mental or behavioral health therapeutic support groups, legal counsel, financial advisors, or tax preparers; (2) to any local, state, or federal government agency for any reason, including disclosing the existence and terms of a settlement

bicara.com 116 Huntington Ave. Ste. 703 info@bicara.com Boston, MA 02116 agreement, without first notifying the employer; (3) in response to legal process, such as a subpoena to testify at a deposition or in a court, including disclosing the existence and terms of a settlement agreement, without first notifying the employer; and (4) for all other purposes required by law. Permitted disclosures under this Paragraph 5 shall not be considered disparagement under Paragraph 9 of this Agreement. 6. Return of Property You agree that upon written request by the Company you shall return to the Company within ten (10) business days of such request (“Property Return Deadline”), all Company property in your possession or control, including, without limitation and where applicable, computer equipment, office keys (including for the front door and office), access cards, cellphones, other company material and tools, literature including technical, sales and quality control documents, computer disks, tapes and other storage media, credit cards, company vehicle, GPS, files and any documents (including computerized data and any copies made of any computerized data or software) containing information concerning the Company, its business or its business relationships (in the latter two cases, actual or prospective). You also commit to deleting and finally purging any duplicates of files or documents that may contain Company information from any computer or other device that remains your property prior to the Property Return Deadline. For the avoidance of doubt, you specifically agree that you shall delete and finally purge any e-mails, electronic files or any other Company property from your personal cell phone, including without limitation through any email applications (e.g., Outlook) prior to the Property Return Deadline. In the event that you discover that you continue to retain any such property after the Property Return Deadline, you shall return it to the Company immediately. These obligations include, without limitation, the return and destruction of any electronic communications, including text messages on any application whatsoever, including on personal electronic devices between you and any other individual wherein some portion of that communication concerns the Company’s business. You further agree and affirm that all passwords, access codes, login information and other account information for any Company-related account is Company property that you must return to the Company. Other than expenses to be submitted on your final expense reimbursement statement pursuant to Paragraph 1(e), you further represent and warrant that you have not incurred and will not incur any unauthorized credit card charges or other liabilities of any nature for which the Company may be liable. 7. Continuing Obligations You acknowledge that during the term of your employment with the Company, you had access to proprietary information of the Company, including, as defined in your Invention Assignment, Non- Disclosure, and Business Protection Agreement. In the event that you fail to comply with any of your obligations under Section 8 of your Amended and Restated Employment Agreement with an Effective Date of September 16, 2024 (including your obligations under the Invention Assignment,

bicara.com 116 Huntington Ave. Ste. 703 info@bicara.com Boston, MA 02116 Non-Disclosure, and Business Protection Agreement), in addition to any other legal or equitable remedies it may have for such breach, the Company shall have the right to terminate or suspend its payments to you under this Agreement; provided, however, that the Company may not suspend or withhold any payments due to you under this Agreement unless and until: (i) the Company has provided you with written notice specifically identifying the alleged breach in reasonable detail; and (ii) you have failed to cure such breach, to the extent curable, within fifteen (15) business days after receipt of such written notice and (iii) a court of competent jurisdiction or a duly appointed arbitrator has issued a final, non-appealable order or award expressly finding that you have materially breached the identified obligation. During the pendency of any such dispute, the Company shall continue to remit all payments due under this Agreement into an interest-bearing escrow account held by a mutually agreed escrow agent, such funds to be released in accordance with the final determination. The suspension pursuant to a final court or arbitral order of such payments in the event of such breach by you will not affect your continuing obligations under this Agreement. The termination of suspension of such payments will not affect your continuing obligations under this Agreement. Notwithstanding the foregoing, this provision shall not apply to the extent that your breach of this Agreement consists of initiating a legal action in which you contend that the release set forth in the “Release of Claims” section above is invalid, in whole or in part, due to the provisions of 29 U.S.C. § 626(f). Nothing in this Agreement shall impact the applicability and/or enforceability of the terms of the Invention Assignment, Non-Disclosure, and Business Protection Agreement (a copy of which is enclosed) that you entered into during your employment with the Company. Notwithstanding the foregoing, pursuant to 18 U.S.C. § 1833(b), an individual may not be held liable under any criminal or civil federal or state trade secret law for disclosure of a trade secret: (i) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, an individual suing an employer for retaliation based on the reporting of a suspected violation of law may disclose a trade secret to his or her attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order. Further, you acknowledge that the protection of Company’s Proprietary and Confidential Information, as defined in the Invention Assignment, Non-Disclosure, and Business Protection Agreement, does not include information readily ascertainable to the public, does not arise from your general training, knowledge, skill, or experience, whether gained or the job or otherwise, and information you have a legally protected right to disclose, as described in Paragraphs 4 and 5 of this Agreement.

bicara.com 116 Huntington Ave. Ste. 703 info@bicara.com Boston, MA 02116 8. Confidentiality of Agreement Subject to Paragraphs 4 and 5, and except as otherwise provided in this Agreement and to the extent permitted by law, you acknowledge, represent and agree that you will keep all of the terms and conditions of this Agreement strictly confidential unless otherwise required pursuant to legal process. You represent that you have not disclosed and will not disclose the existence of this Agreement or any of its terms or conditions to anyone other than your attorney, tax or financial advisor, immediate family member, or as may be required pursuant to legal process. You further agree to take reasonable steps to ensure that any information concerning this Agreement which is disclosed to your attorney, tax or financial advisor, or immediate family member will not be disclosed to any other third party, including informing such persons that the terms and conditions of this Agreement are strictly confidential and they may not be discussed. Prohibited statements under this Paragraph include but are not limited to disclosures to the media, public interest groups, and/or through internet postings of any kind (including but not limited to Facebook, Twitter, LinkedIn and other social media sites). The Company agrees to keep the existence and terms of this Agreement strictly confidential and shall not disclose them to any third party other than (i) the Company’s employees, agents, attorneys, accountants, tax advisors and other outside professional advisors who have a need to know; (ii) members of the Company’s Board of Directors and senior management who have a need to know the information; (iii) as may be required pursuant to legal process or by applicable law, regulation, stock exchange rule, or required securities or other public- company disclosure obligations; (iv) as may be relevant to any civil, criminal or administrative investigation, suit, proceeding or other legal matter relating to the Company; and (v) as required to enforce this Agreement. Nothing in this Section limits your right or the Company’s right to acknowledge that your employment with the Company has ended. 9. Nondisparagement Subject to Paragraphs 4 and 5, and except as otherwise provided in this Agreement and to the extent permitted by law, you agree not to make any disparaging statements concerning the Company or any of its current or former officers, directors, shareholders, employees or agents. You further agree not to take any actions or conduct yourself in any way that would reasonably be expected to affect adversely the reputation or goodwill of the Company or any of its current or former officers, directors, shareholders, employees or agents. The Company shall instruct its current executive officers not to make disparaging statements about you to any third party and/or not to take any actions or conduct themselves in any way that would reasonably be expected to adversely affect your reputation. Prohibited statements under this Paragraph include but are not limited to disclosures to the media, public interest groups, and/or through internet postings of any kind (including but not limited to Facebook, Twitter, LinkedIn and other social media sites). Notwithstanding the foregoing, nothing in this Agreement shall prohibit either party from (i) making truthful statements or disclosures that are required by applicable law, regulation or legal process; or (ii) requesting or receiving confidential legal advice.

bicara.com 116 Huntington Ave. Ste. 703 info@bicara.com Boston, MA 02116 10. Future Cooperation You agree to make yourself available either in person or by telephone to answer any questions about the work you performed for the Company, such as file locations, status of projects, etc. Your obligation to make yourself available for cooperation under this Paragraph 10 shall not exceed ten (10) hours in any calendar month in the aggregate absent your prior written consent. The Company shall provide you with at least five (5) business days’ advance written notice of any requested cooperation, except in genuine emergency circumstances (defined as an imminent court deadline or discovery obligation that arises without advance notice). Any request for assistance after a period of twelve months beginning the date of this Agreement shall require the Company to pay you on an hourly basis commensurate with your then current consulting rate, unless otherwise agree to by the Parties in writing. You agree to make yourself available at mutually convenient times during and outside of regular business hours as reasonably deemed necessary by the Company or its counsel. The Company shall not utilize this Paragraph to require you to make yourself available to an extent that would unreasonably interfere with full-time employment responsibilities that you may have. Additionally, you agree to cooperate reasonably with the Company (including its outside counsel) in connection with the contemplation, prosecution and defense of all phases of existing, past and future litigation about which the Company believes you may have knowledge or information. You agree to appear without the necessity of a subpoena to testify truthfully in any legal proceedings in which the Company calls you as a witness. Your obligations under this Paragraph 10 shall terminate on the fifth (5th) anniversary of the Separation Date, except with respect to any matter for which you have received written notice or formal legal process prior to such date. If a party other than the Company is seeking your appearance in any legal proceedings, including depositions, you may, in your discretion, insist that such party serve a subpoena upon you. 11. Non-admission of Wrongdoing You and the Company agree that neither this Agreement nor the furnishing of consideration hereunder shall be deemed or construed at any time for any purpose as an admission by either Party of any liability, wrongdoing or unlawful conduct, and the Company expressly denies any such liability, wrongdoing or unlawful conduct. 12. Other Terms You acknowledge and agree that the restrictions contained in Paragraphs 6-7 of this Agreement are reasonable and necessary to protect the business and interests of the Company, including its trade secrets, confidential information and goodwill, do not create any undue hardship for you, and that any violation of the restrictions in this Agreement would cause the Company substantial irreparable injury. Accordingly, you agree that a remedy at law for any breach or threatened breach of the covenants or other obligations in Paragraphs 6-7 of this Agreement would be inadequate and, that the Company, in addition to any other remedies available, shall be entitled to obtain preliminary

bicara.com 116 Huntington Ave. Ste. 703 info@bicara.com Boston, MA 02116 and permanent injunctive relief to secure specific performance of such covenants and to prevent a breach or contemplated or threatened breach of Paragraphs 6-7 of this Agreement without the necessity of proving actual damage and without the necessity of posting bond or security, which you expressly waive. Moreover, you will provide the Company a full accounting of all proceeds and profits received by you as a result of or in connection with a breach of Paragraphs 6-7 of this Agreement. Unless prohibited by law, the Company shall have the right to retain any amounts otherwise payable by the Company to you to satisfy any of your obligations as a result of any breach of Paragraphs 6-7 of this Agreement. You hereby agree to indemnify and hold harmless the Company from and against any damages incurred by the Company as assessed by a court of competent jurisdiction as a result of any breach of Paragraphs 6-7 of this Agreement by you. You further agree that if a court issues a temporary restraining order, preliminary injunction, permanent injunction, or issues any other similar order enjoining you from breaching any of the provisions of Paragraphs 6-7 of this Agreement, or if there is any judicial or arbitral determination that you breached any of the provisions of Paragraphs 6-7 of this Agreement, you shall be obligated to promptly reimburse the Company for all reasonable attorneys’ fees and costs it incurred in connection with obtaining such equitable relief and/or order. You agree that each obligation specified in this Agreement is a separate and independent covenant that shall survive any termination of this Agreement and that the unenforceability of any of them shall not preclude the enforcement of any other covenants in this Agreement. This Agreement is a legally binding document, and your signature will commit you to its terms. You acknowledge that you have been advised to discuss all aspects of this Agreement with an attorney, that you have carefully read and fully understand all of the provisions of this Agreement and that you are voluntarily entering into this Agreement. In signing this Agreement, you are not relying upon any promises or representations made by anyone at or on behalf of the Company. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any paragraph of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Provided however, if the General Release of Claims Paragraph of this Agreement is found invalid, illegal, and/or unenforceable, you agree to provide the Company and the Released Parties a full and general release of any and all causes of action, lawsuits, proceedings, complaints, charges, debts, contracts, judgments, damages, claims, and attorneys’ fees, whether known or unknown, which you ever had, have, or which you or your heirs, executors, administrators, successors or assigns may have, prior to the date this Agreement is signed by you, due to any matter whatsoever, that is not invalid, illegal and/or unenforceable, without payment of additional consideration. No waiver of any provision of this Agreement shall be effective unless made in writing and signed by the waiving Party. The failure of any Party to require the performance of any term or obligation of this Agreement, or the waiver by any Party of any breach of this Agreement, shall not prevent any

bicara.com 116 Huntington Ave. Ste. 703 info@bicara.com Boston, MA 02116 subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. This Agreement shall be binding upon and inure to the benefit of both Parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged, or which may succeed to the Company’s assets or business, provided, however, that the obligations of you are personal and shall not be assigned by you. This Agreement shall be interpreted and enforced under the laws of the Commonwealth of Massachusetts without regard to conflict of law principles. In the event of any dispute, this Agreement is intended by the Parties to be construed as a whole, to be interpreted in accordance with its fair meaning, and not to be construed strictly for or against either you or the Company or the “drafter” of all or any portion of this Agreement. The headings and captions used in this Agreement are for convenience of reference only, and shall in no way define, limit, expand or otherwise affect the meaning or construction of any provision of this Agreement, or this Agreement taken as a whole. This Agreement constitutes the entire agreement between you and the Company. This Agreement supersedes any previous agreements or understandings between you and the Company, except as otherwise provided herein; provided, however, that this Agreement shall have no effect whatsoever on your continuing obligations under the Invention Assignment, Non-Disclosure and Business Protection Agreement signed by you. You acknowledge that you have not relied on any representations, promises, or agreements of any kind made to you in connection with your decision to sign this Agreement, except for those set forth in this Agreement. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and you and the Company each consent to the exclusive jurisdiction of such a court. EACH PARTY WAIVES ANY RIGHT TO SEEK A JURY TRIAL AND TO CLAIM FOR OR RECOVER ANY PUNITIVE DAMAGES IN ANY PROCEEDING REGARDING ANY DISPUTE THAT MAY ARISE BETWEEN THEM UNDER THIS AGREEMENT. 13. Section 409A Compliance This Agreement is intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and shall be construed and interpreted consistent with that intent. (a) Separation from Service; Installment Payments. For purposes of Section 409A, your right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a

bicara.com 116 Huntington Ave. Ste. 703 info@bicara.com Boston, MA 02116 termination of employment unless such termination constitutes a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h). (b) Specified Employee Delay. Notwithstanding any other provision of this Agreement, if at the time of your separation from service you are a “specified employee” within the meaning of Section 409A (as determined in good faith by the Company’s Board of Directors in accordance with its specified employee identification policy), then any amounts otherwise payable to you during the six (6)-month period immediately following the Separation Date that constitute “deferred compensation” subject to Section 409A(a)(2)(B)(i) shall not be paid until the first business day following the expiration of such six (6)-month period (or, if earlier, upon your death), at which time all such withheld amounts shall be paid to you in a lump sum without interest. Amounts that are exempt from Section 409A as “short-term deferrals” or under the “separation pay plan” exception (Treasury Regulation Section 1.409A-1(b)(9)(iii)) shall not be subject to this delay. (c) Payment Timing. Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within such specified period shall be within the sole discretion of the Company; provided that if a payment is required to be made within a specified period, and such period straddles two taxable years, the payment shall be made in the later taxable year. (d) Cooperation. The Company and you agree to cooperate in good faith to restructure or amend any payment or benefit under this Agreement in a manner intended to avoid the imposition of excise taxes or penalties under Section 409A without materially reducing the economic value of such payment or benefit to you. 14. Liens You warrant that to the best of your knowledge, you are not a Medicare beneficiary as of the date of this Agreement, and no conditional payments have been made by Medicare on your behalf. 15. Time for Consideration; Effective Date You have the opportunity to consider this Agreement for twenty-one (21) days from the original date of receipt of this Agreement (the “Consideration Period”) before signing it. To accept this Agreement, you must return a signed copy of this Agreement so that it is received by Pauline Dufresne, Chief People Officer at at or before the expiration of this twenty- one (21) day period. If you sign this Agreement within less than twenty-one (21) days of the date of its original delivery to you, you acknowledge by signing this Agreement that such

bicara.com 116 Huntington Ave. Ste. 703 info@bicara.com Boston, MA 02116 decision was entirely voluntary and that you had the opportunity to consider this Agreement for the entire twenty-one (21) period. Any modifications to this agreement, whether material or immaterial, will not restart the Consideration Period. For the period of seven (7) business days from the date you sign this Agreement, you have the right to revoke this Agreement by written notice to the undersigned. For such a revocation to be effective, it must be delivered so that it is received by the undersigned at or before the expiration of the seven (7) business day revocation period. This Agreement shall become effective on the first business day following the expiration of the revocation period (the “Effective Date”). If you intend to sign the Agreement, you must do so on or after the Separation Date, but no earlier. 16. Counterparts This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original, but all of which together shall constitute one and the same document. A scanned or facsimile signature shall be considered an original for all purposes. [Remainder of Page Intentionally Left Blank]

bicara.com 116 Huntington Ave. Ste. 703 info@bicara.com Boston, MA 02116 Please indicate your agreement to the terms of this Agreement by signing and returning a copy of this letter within the time period set forth above; please note that this Agreement may not be signed prior to the Separation Date. Very truly yours, BICARA THERAPEUTICS INC. By: __/s/ Claire Mazumdar_______________________________ Claire Mazumdar Chief Executive Officer You are advised to consult with an attorney before signing this Agreement. The foregoing is agreed to and accepted by: __/s/ David Raben__________________________________ David Raben, MD Docusign Envelope ID: 29003869-61D5-8063-83BA-904C3728B0E6